UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2011
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On April 4, 2011, Trico Shipping AS (“Trico Shipping”), a subsidiary of Trico Marine Services, Inc. (“Trico Marine”), announced today that it has extended the expiration date of its out-of-court exchange offer (the “Exchange Offer”) to the holders (“Noteholders”) of its 11 7/8% senior secured notes due 2014 (the “Notes”), the solicitation of consents to the governing indenture (the “Consent Solicitation”), and the solicitation of acceptances from its Noteholders and other creditors of a prepackaged plan of reorganization (the “Prepackaged Plan”), to 5:00 p.m. Eastern Time on April 5, 2011. Withdrawal rights under the Exchange Offer will not be extended by the new expiration date. The Exchange Offer, Consent Solicitation and solicitation of acceptances of the Prepackaged Plan are otherwise unchanged.
     The Exchange Offer, Consent Solicitation and solicitation of acceptances of the Prepackaged Plan were scheduled to expire at 5:00 p.m. Eastern Time on April 1, 2011. At 5:00 p.m. Eastern Time on April 1, 2011, $396,454,000 principal amount of Notes representing approximately 99.11% of the outstanding principal amount of the Notes had been validly tendered and not withdrawn in the Exchange Offer. Trico Shipping is extending the expiration date of the Exchange Offer in order to permit the progression of negotiations with other creditors, whose agreement is a condition to the Exchange Offer.
Limitation on Incorporation by Reference
     Exhibit 99.1 is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate Exhibit 99.1 or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.
Item 9.01 Financial Statements and Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

99.1	Press release.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements and information in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the Company’s and its subsidiaries’ ability to continue as a going concern; (ii) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts that are critical to its operations; (iv) the potential adverse impact of the Company’s voluntary reorganization under Chapter 11 of Title 11 of the United States Code on its liquidity or results of operations; (v) the ability of the Company to attract, motivate and/or retain key executives and employees; (vi) the ability of the Company to attract and retain customers; and (vii) other risks and factors regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.
     Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 4, 2011

TRICO MARINE SERVICES, INC.
By:	/s/ Brett Cenkus
Name: Brett Cenkus
Title: General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release.